UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2021

STRATA Skin Sciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

000-51481
(Commission File Number)

Delaware	13-3986004
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5 Walnut Grove Drive, Suite 140
Horsham, Pennsylvania 19044
(Address of principal executive offices, including zip code)

(215) 619-3200
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SSKN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2021, based upon the recommendation of the Nominating and Governance Committee, the Board of Directors of Strata Skin Sciences, Inc. (the “Company”) appointed Douglas S. Strang to serve as a member of the Company’s Board of Directors until the earlier of Mr. Strang’s resignation or his successor has been elected and qualified.

Mr. Strang is a Certified Public Accountant in the State of Pennsylvania and holds a BS degree in accounting from Penn State University and an MBA from Villanova University. Mr. Strang was a partner at PwC and retired after more than 35 years of employment with the firm. His most recent position was as the firm’s Global Pharmaceuticals & Life Science Advisory Leader. He started his career with the firm in the audit practice where he performed financial audits primarily in the healthcare industry.  He later transitioned into the firm’s forensic and risk practice where Mr. Strang lead projects including Board appointed financial investigations, fraud and abuse matters in the life sciences industry and various other healthcare compliance regulatory matters.  In addition to the more recent Global leader role, Mr. Strang was appointed as the US Pharmaceutical and Life Sciences Advisory Leader in 2009 and transitioned to the European leader in 2019.His practice focused on providing value-added solutions across the Life Sciences value chain including M&A, R&D, manufacturing and supply chain, commercial, and finance operations. His practice also focused on assisting clients in managing risk and compliance across their organizations.

Mr. Strang qualifies as independent as defined under the applicable listing standards of NASDAQ.  There are no arrangements or understandings between Mr. Strang and any other persons with respect to his appointment as a director. Mr. Strang does not have an interest requiring disclosure under Item 404(a) of Regulation S-K. There have been no transactions, nor are there any current proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Mr. Strang, or any member of his immediate families, had, or will have, a direct or indirect material interest.  Mr. Strang will be compensated for services as a director on the same basis as other non-employee directors of the Company. Such compensation will be in accordance with the Company’s previously adopted compensation arrangements for directors  Mr. Strang will serve on the Company’s Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.

Date: October 28, 2021	By:	/s/ Christopher Lesovitz
Christopher Lesovitz
Chief Financial Officer